UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, Florida	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01	Other Events.

Kisses From Italy, Inc., a Florida corporation (the “Company”), makes the following disclosure pursuant to an order issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (the “SEC Order”), providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak of the novel coronavirus (“COVID-19”).

The current outbreak of COVID-19 has posed a significant impact on the Company’s ability to file on a timely basis its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Quarterly Report”), which is due to be filed on May 15, 2020 (the “Original Due Date”). Therefore, the Company has elected to rely on the conditional filing relief provided under the SEC Order.

The preparation of the Company’s Quarterly Report has been delayed by government-imposed quarantines, office closures and travel restrictions, which affect both the Company’s and its service provider’s personnel. Specifically, the Company has significant operations in Bari, Italy, which has been locked down by the government since March 9, 2020, due to concerns related to the spread of COVID-19. As a result of these government-imposed quarantines, office closings and travel restrictions, the Company’s accounting personnel and service providers have been unable to process certain of its accounting records and receipts required to complete the review of the Company’s financial statements. Considering the lack of time for the compilation, dissemination and review of the information required to be presented, and the importance of investors receiving materially accurate information in the Quarterly Report, the Company has decided to rely on the SEC Order. The Company plans to file the Quarterly Report no later than June 29, 2020, or within 45 days after the Original Due Date.

The outbreak of the coronavirus disease (COVID-19), and the resulting government-imposed quarantines, restaurant and office closings, and travel restrictions, may have a material adverse effect on our business, financial condition and results of operations.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including Italy and the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition, including extended closures of our restaurants, and the inability to expand our business model, due to social distancing and concern over contracting COVID-19. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition and results of operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2020	KISSES FROM ITALY INC.

	By:	/s/ Claudio Ferri
Claudio Ferri Chief Executive Officer

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